Exhibit 5.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated May 17, 2023 with respect to the consolidated financial statements of ATS Corporation and its subsidiaries (the “Company”) as at and for the years ended March 31, 2023 and 2022 incorporated by reference in the Registration Statement on Form F-10 of the Company.

/s/ Ernst & Young LLP

Chartered Professional Accountants,

Licensed Public Accountants

Toronto, Canada

March 27, 2024